UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 21, 2016

General Steel Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-33717	41-2079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 2, Building G,
No. 2A Chen Jia Lin, Ba Li Zhuang,
Chaoyang District, Beijing, China 100025

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+ 86 (10) 85723073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21,2016, General Steel Holdings, Inc’s. (“General Steel” or the “Company”), wholly-owned subsidiary, Tongyong Shengyuan (Tianjin) Technology Development Co., Ltd. (“Tongyong Shengyuan”), entered into an Equity Transfer Agreement of Maoming Hengda Steel Co., Ltd. (the “Agreement”), to sell and transfer its 99% equity interest in Maoming Hengda Steel Co., Ltd. (“Maoming Hengda”) to Tianwu Tongyong (Tianjin) International Trade Co., Ltd. (“Tianwu JV”). Tongyong Shenguan owns 32% of the equity interests in Tianwu JV. Additional parties to the Agreement include, Mr. Zuyong Zhang, the General Manager and legal representative of Maoming Hengda, who owns 1% of the equity interests in Maoming Hengda, as well as Tianjin Qiugang Investment Co., Ltd. (“Tianjin Qiugang”), which was previously a majority-owned subsidiary of the Company.

In December 2015, Tianjin Qiugang transferred its 99% equity interest in Maoming Hengda to Tongyong Shengyuan; however, the registration of the share transfer has not yet been completed with the State Administration for Industry and Commerce (the “SAIC”). As a result, under the Agreement, Tianjin Qiugang has agreed with Tongyong Shengyuan to arrange a direct transfer of the 99% equity interest in Maoming Hengda from Tianjin Qiugang to Tianwu JV.

The aggregate purchase price for 100% of the equity interests in Maoming Hengda is RMB331,280,980.97 (approximately USD 50,966,304), of which RMB327,968,171.16 (approximately USD 50, 456,641) is payable to Tongyong Shengyuan and RMB3,312,809.91 (approximately USD509,663) is payable to Mr. Zhang. The payment of the purchase price will be made in two installments. The first installment in the aggregate amount of RMB264,890,990.57 (approximately USD40,752,460) shall be paid five days after the effective date of the Agreement (the “First Installment”) and the second installment in the aggregate amount of RMB66,389,990.40 (USD10,213,844) shall be paid within one year of the effective date of the Agreement.

The books and records, certificates, licenses and permits, as well as accounting records and other financial data and other documents, materials and agreements with respect to Maoming Hengda’s business and operations, will be delivered to Tianwu JV within three days after the payment of the First Installment. Tianwu JV shall not be responsible for any financial claims, debts or obligations of Maoming Hengda until the completion of the transfer of the equity interests in Maoming Hengda into the name of Tianwu JV.

The transfer of the equity interests in Maoming Hengda to Tianwu JV shall be completed upon the registration of such transfer with the SAIC (the “Equity Transfer”). The Agreement provides that after Tongyong Shengyuan and Mr. Zhang receive the First Installment they shall assist Tianwu JV to complete the Equity Transfer procedures with the SAIC.

Item 8.01.	Other Events

On March 24, 2016, the Registrant issued a press release announcing that its wholly-owned subsidiary, Tongyong Shengyuan (Tianjin) Technology Development Co., Ltd., entered into an agreement to sell its equity interests in Maoming Hengda Steel Co., Ltd. to Tianwu Tongyong (Tianjin) International Trade Co., Ltd. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: March 24, 2016

Exhibit List

Exhibit No.	Description
99.1	Press Release, dated March 24, 2016